EXHIBIT 10.5

                               SEVERANCE AGREEMENT

          THIS SEVERANCE AGREEMENT (this "Agreement") is entered into as of the __ day of December, 1998, by and among Tel-Save.com, Inc., a Delaware corporation (the "Company"), and Daniel M. Borislow, Chairman of the Board and Chief Executive Officer of the Company ("Borislow"). The Company and Borislow shall sometimes be referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

     A. Borislow is presently the Chairman of the Board and the Chief Executive Officer of the Company.

     B.   Concurrently  herewith,  the Company and Borislow  are  entering  into
          certain   other   agreements   referred   to  in   Section   8  hereof
          (collectively, the "Other Agreements").

     C. In connection with the Other Agreements, Borislow and the Company desire to enter into several agreements with each other, including agreements related to the resignation by Borislow of his positions as a director and an officer of the Company and each of its subsidiaries.

          NOW, THEREFORE, in consideration of entering into the Other Agreements and the covenants and agreements hereinafter set forth, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows.


          1.   Employment  by  Borislow;   Resignation  of  Positions  with  the
               Company.

               1.1 That certain Employment Agreement dated September __, 1995, by and between the Company and Borislow (the "Employment Agreement") is hereby terminated, effective as of the date hereof, except to the extent hereinafter expressly provided. Borislow shall be entitled to no further compensation or benefits under the Employment Agreement after the date hereof.

               1.2 Borislow acknowledges and agrees that: (a) the Company has not committed any default under the Employment Agreement; Borislow has no claim of any nature whatsoever against the Company or any of its affiliates under the Employment Agreement or otherwise (a "Claim," except that the term Claim shall not include any rights or claims arising under this Agreement or the


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                    agreements  entered  into  between the Company and  Borislow concurrently herewith); and Borislow hereby waives and relinquishes any and all Claims.

              1.3 Section 7 of the Employment Agreement shall remain in full force and effect, except that

                    1.3.1    The  first   paragraph   of  Section  7(a)  of  the
                             Employment Agreement is hereby amended to read in full as follows:

                    "(a) The Employee acknowledges and agrees that he has had and might continue to have access to secret and confidential information of the Company and that the following restrictive covenant is necessary to protect the interests and continued success of the Company. Except as otherwise expressly consented to in writing by the Company, for a period of eighteen (18) months after the date hereof (the "Restricted Period"), the Employee shall not, directly or indirectly, acting as an employee, owner, shareholder, partner, joint venturer, officer, director, agent, salesperson, consultant, adivsor, investor, or principal of a corporation or other business entity:"

                    1.3.2 Sections 7(a)(i)-(iii) are hereby deleted in favor of Section 3 hereof.

                    1.3.3 The remainder of Section 7 of the Employment Agreement, including without limitation Sections 7(b)through (g) thereof, shall remain in full force and effect.

               1.4  The  Employee's   Invention   Assignment  and   Confidential
                    Information Agreement attached to the employment Agreement as Exhibit A shall remain in full force and effect.

               1.5 Any and all rights and claims of the Company against Borislow shall be unaffected by such termination and by this Agreement.

               1.6 Borislow hereby agrees to resign, not later than January 7, 1999, and effective as of the date of such resignation, as a director of the Company, as the Chairman of the Board of Directors of the Company, as the Chief Executive Officer of the Company and as a director and an officer of each of the subsidiaries of the Company.


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          2.   Severance Payment.

               2.1  The  Company   shall  pay  Borislow   one  million   dollars
                    ($1,000,000)   as  a  severance   payment  (the   "Severance
                    Payment").

               2.2 The Severance Payment, net of withholding and similar requirements imposed by applicable law, shall be offset against amounts owed by Borislow to the Company as of January 4, 1999.

               2.3 The Company shall have the right to offset against its obligations to make any installment of the Severance Payment any amount that the Company alleges is owed to it by Borislow at the time that such installment is due.

          3.   Non-Competition and Non-Solicitation.

               3.1 During the one (1) year period commencing on the date hereof, which period shall be automatically extended by an amount of time equal to any amount of time during which Borislow is in violation of this Section (the Non-Competition Period), Borislow shall not, without the prior written consent of the Company, engage in any Competitive Activity anywhere in the world.

               3.2 The term Competitive Activity shall mean any participation in, assistance of, employment by, ownership of any interest in, acceptance of business from, engagement in business with, or assistance, promotion, or organization of, any person, partnership, corporation, firm, association, or other business organization, entity, or enterprise (i) that, directly or indirectly, is engaged in, or hereinafter engages in, research on, or development, production, marketing, leasing, or selling of, any product, process, or service that is the same as, similar to, or in competition with, any line of business or research in which the Company is engaged at the date hereof; provided, however, that Competitive Activity shall not include the employment of Mr. Borislow by Communications TeleSystems International d.b.a. WorldxChange Communications; and provided further, that Competitive Activity shall not include the holding by Borislow for investment of less than 1% of the outstanding securities of any corporation if such securities are regularly traded on a recognized stock exchange.

               3.3 During the Non-Competition Period, Borislow shall not, directly or indirectly, either for his own benefit or purposes or for the benefit or purposes of any other person or entity, solicit, call on, interfere with, accept any business from, attempt to divert or entice away any person or entity who is a customer or client of the Company or who was a client or customer of the Company within the 24 months preceding the date hereof.



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               3.4  During  the  Non-Competition  Period,  Borislow  shall  not, directly or indirectly, employ or offer to employ, call on, solicit, interfere with, attempt to divert or entice away any employee or independent contractor of the Company (or any person whose employment or status as an independent contractor with the Company has terminated within the 24 months preceding the date hereof) in any capacity.

          4.   Consulting.

               4.1 Borislow agrees that for a period of two (2) years commencing on the date hereof (the "Consulting Period"), he will provide consulting services to the Company (the "Services").

               4.2 Borislow shall provide up to two hundred (200) hours of the Services per year at times reasonably requested by the Company and reasonably convenient to Borislow.

               4.3 Borislow shall be compensated for the Services at the rate of five hundred dollars ($500) per hour. Borislow shall provide the Company with an invoice for Services rendered not more frequently than each calendar month. If the Company does not dispute such invoice, the Company shall pay the amount of such invoice promptly after receipt of such invoice by the Company.

               4.4 Borislow agrees that during the Consulting Period he will not enter into any agreement, understanding, or relationship that would prohibit the performance of the Services by him or that would create a conflict of interest with regard to the performance of the Services.

          5.   Health and Medical Benefits.

               5.1 For the two (2) year period commencing on the date hereof (the "Benefits Period"), the Company shall provide Borislow with the health and medical benefits described in Section
                    5.2 hereof (the "Benefits").

               5.2 The Benefits shall be equal to the greater of: (a) the health and medical benefits provided to Borislow by the Company immediately prior to the execution and delivery of this Agreement; or (b) the health and medical benefits provided by the Company from time to time during the Benefits Period to any other employee of the Company.


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


          6.   Director and Officer Insurance.

               6.1 For the five (5) year period commencing on the date hereof (the "Insurance Period"), the Company shall maintain its director and officer insurance policy with benefits as described in Section 6.2 hereof (the "Benefits").

               6.2 The Benefits shall be equal to or greater than the benefits currently provided under the Company's present director and officer insurance policy.

          7.   Automobiles.

               7.1 Borislow currently is using certain automobiles owned by the Company and identified on Exhibit A attached hereto and by this reference incorporated herein (the "Automobiles").

               7.2 Promptly after the execution and delivery hereof, the Company shall transfer title to the Automobiles to Borislow and shall deliver possession to the Automobiles to Borislow at the headquarters offices of the Company.

               7.3 Title to and possession of the Automobiles shall be transferred to Borislow "as is" and "where is" without any representation or warranty of any kind by the Company. Borislow shall defend and hold the Company harmless from all claims, damages, litigation, liabilities and all matters whatsoever regarding the Automobiles.

          8.   Other Agreements.

               8.1 Concurrently with the execution and delivery of this Agreement, the Company and Borislow are entering into each of the following agreements, and certain agreements pertaining thereto:

                    8.1.1    Purchase   Agreement   Regarding   the   Stock   of
                             Emergency Transportation Corporation

                    8.1.2    Agreement for Purchase and Sale of Real Property

                    8.1.3    Lease of Real Property

                    8.1.4    Registration Rights Agreement

               8.2 The effectiveness of this Agreement and of each Agreement set forth in Section 8.1 is conditioned upon the execution and delivery of each of such agreements.



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

          9.   Miscellaneous.

               9.1  Effectiveness.   The  effectiveness  of  this  Agreement  is
                    conditioned upon the effectiveness of each of the Other Agreements.

               9.2 Costs and Expenses. Each party hereto shall pay its or his own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation the costs and expenses of its or his attorneys, accountants, advisors, finders, brokers, and other agents and representatives.

               9.3 Notices. All notices which are required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or by telegraph or by registered or certified mail, postage prepaid, as follows:

                    If to the Company:

                             Tel-Save.com, Inc.
                             6805 Route 202
                             New Hope, PA  18938
                             Attention:  General Counsel

                    With a copy to:

                             Arnold & Porter
                             777 S. Figueroa Street, 44th Floor
                             Los Angeles, CA  90017
                             Attention:  Theodore G. Johnsen

                    If to Borislow:

                             Daniel M. Borislow
                             8234 Horseshoe Bay Road
                             Boynton Beach, FL  33437

                    Notice shall be deemed to have been given upon receipt thereof as to communications that are personally delivered or telegraphed and five (5) days after deposit of the same in any United States mail post office box in the state to which the notice is addressed, or seven (7) days after deposit of same in any such post office box other than in the state to which the notice is addressed, postage prepaid, addressed as set forth above. Notice shall not be deemed given under the preceding sentence unless and until notice shall be given to all addressees above other than the sender. The addresses



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

                    and addressees for the purpose of this Section may be changed by giving written notice of such change in the manner provided herein for giving notice. Unless and until such written notice is given, the addresses and addressees as stated by prior written notice, or as provided herein if no written notice of change has been given, shall be deemed to continue in effect for all purposes hereunder.

               9.4 Survival of Representations and Warranties. Notwithstanding any investigation made by any party hereto, all representations and warranties made herein shall survive the execution and delivery of this Agreement.

               9.5 Applicable Law. This Agreement and all documents executed and delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall be governed by and construed in accordance with the laws of the State of New York other than and without giving effect to the laws of the State of New York relating to choice of law.

               9.6 Applicable Jurisdiction. The parties hereby agree that any action, at law or in equity, arising under this Agreement or any of the other documents executed and delivered in connection herewith, shall be filed in and only in the state courts of the State of New York for the County of New York or a United States District Court in the State of New York. The parties hereby consent and submit to the in personam jurisdiction of such courts for purposes of litigating any such action.

               9.7 Assignments. This Agreement and the other documents executed and delivered in connection herewith shall be binding upon and inure to the benefit of the parties hereto and their respective personal and legal representatives, heirs, successors, and assigns; provided, however, that no party hereto may assign or transfer its or his rights in and to this Agreement or any other document executed and delivered in connection herewith, without the prior written consent of the other parties hereto, except that Borislow may assign his rights under the Purchase Agreement Regarding the Stock of Emergency Transportation Corporation and his rights under the Agreement for Purchase and Sale of Real Property and his rights under the Lease of Real Property, all such agreements being referred to in Section 8 hereof, but Borislow shall remain obligated to perform his duties and obligations under those agreements unless the Company shall otherwise expressly provide in writing.

               9.8 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Other Agreements embody the complete


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

                    agreement and understanding among the Parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements, or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

               9.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               9.10 Counterparts.  This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement.

               9.11 Descriptive  Headings.  The  descriptive  headings  of  this
                    Agreement are inserted for convenience only and do not constitute a part of this Agreement.

               9.12 Terminology.  As  used  in this  Agreement,  the  masculine, feminine, or neuter gender, and the singular or plural number, shall be deemed to include the others whenever the context so indicates or requires.

               9.13 Legal Fees. If any legal action or any  arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, default, misrepresentation, or breach in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonably attorneys' fees, expenses, and other costs incurred in that action or proceeding in addition to any other relief to which it or he may be entitled. The right to such attorneys' fees, expenses, and costs shall be deemed to have accrued upon the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

               9.14 Broker's or Finder's Fees. Each of the Parties represents to each of the others that it or he does not have any liability to any broker or any representative, nor owe any fee or compensation to any agent, finder, or broker, in connection with the subject matter of this Agreement, and each of them hereby agrees to indemnify and hold harmless the other Party against any liability, damage, cost, or



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                    expense (including  reasonable  attorneys' fees) incurred by reason of the breach of the foregoing representation.

               9.15 Advice of Counsel.  Each Party has  carefully  reviewed this
                    Agreement, is familiar with the terms and conditions herein, and was advised by legal counsel with respect thereto. Each Party agrees that the terms and conditions set forth herein are fair and not unconscionable.

               9.16 Relationship of the Parties. Nothing in this Agreement shall create a partnership, joint venture, employment relationship, or any other relationship between the Parties other than the relationship of independent contractors.

               9.17 Further  Cooperation.  Each  Party  covenants  and agrees to prepare, execute, acknowledge, file, record, publish, and deliver to the other Party such other instruments, documents, and statements including, without limitation, instruments and documents of assignment, transfer, and conveyance, and take such other action as may be reasonably necessary or convenient in the discretion of the requesting Party to carry out more effectively the purposes of this Agreement.

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               9.18 Modifications.  This Agreement may not be altered,  amended, changed, waived, terminated, or modified in any manner unless the same shall be in writing and signed by or on behalf of the Party to be bound.


                                         Tel-Save.com, Inc.

                                         By________________________
                                           Name
                                           Title

                                         Daniel M. Borislow


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